EXHIBIT 21
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                           SUBSIDIARIES OF THE COMPANY
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1.   Western Power & Equipment Corp., an Oregon corporation (100% owned by the
     Company).

2. Arizona Pacific Materials, LLC, an Arizona Limited Liability Company (100% owned by the Company).